THE CHARLES SCHWAB CORPORATION

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 24, 2023, relating to the consolidated financial statements of The Charles Schwab Corporation, and the effectiveness of The Charles Schwab Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 2022:

Filed on Form S-3:

Registration Statement No. 333-251156	(Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Warrants, and Units Consisting of Two or More Securities)

Filed on Form S-8:

Registration Statement No. 333-268836	(The Charles Schwab Corporation Deferred Compensation Plan II)

Registration Statement No. 333-265063	(The Charles Schwab Corporation 2022 Stock Incentive Plan and The Charles Schwab Corporation 2013 Stock Incentive Plan)

Registration Statement No. 333-237064	(TD Ameritrade Holding Corporation Long-Term Incentive Plan)

Registration Statement No. 333-205862	(The Charles Schwab Corporation 2013 Stock Incentive Plan)

Registration Statement No. 333-192893	(The Charles Schwab Corporation Financial Consultant Career Achievement Award Program)

Registration Statement No. 333-189553	(The Charles Schwab Corporation 2013 Stock Incentive Plan)

Registration Statement No. 333-175862	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-144303	(The Charles Schwab Corporation Employee Stock Purchase Plan)

Registration Statement No. 333-131502	(The Charles Schwab Corporation Deferred Compensation Plan II)

Registration Statement No. 333-101992	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-71322	(The SchwabPlan Retirement Savings and Investment Plan)

Registration Statement No. 333-63448	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-47107	(The Charles Schwab Corporation 2004 Stock Incentive Plan)

Registration Statement No. 333-44793	(The Charles Schwab Profit Sharing and Employee Stock Ownership Plan)

/s/ Deloitte & Touche LLP
Dallas, Texas
February 24, 2023